UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                   Date of Event Requiring Report: May 8, 2003
                                                   -----------


                             AMERICAN OIL & GAS INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)

                                     Nevada
         (State or other jurisdiction of incorporation or organization)

            0-31547                                   88-0451554
            -------                                   ----------
      (Commission File Number)            (IRS Employer Identification Number)

                   950 Stafford Street, Casper, Wyoming 82609
                   ------------------------------------------
                    (Address of principal executive offices)

                                 (307) 237-7854
                                 --------------
              (Registrant's telephone number, including area code)



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Item 5.     Other Events.

      On May 8, 2003, American Oil & Gas, Inc. (the "Company") received $680,000 in equity financing from two (2) accredited investors. The terms of these investments, 544,000 shares at $1.25 per share, are the same as the Company's sale of shares in January 2003 and part of the same private placement. Therefore, since January 2003, the Company has raised a total of $2,080,000, of which, after expenses and fees associated with the offering, the Company has received $1,955,200 in net proceeds. The funding is being used primarily for acquisitions, drilling and other related costs associated with the Company's oil and gas activities.

                                  SIGNATURES

      Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 8th day of May, 2003.

                                    American Oil & Gas Inc.

                                    By: /s/ Alan Gelfand
                                    -------------------------------------
                                    Alan Gelfand, Secretary






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